UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 4, 2009 (October 29, 2009)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)  The executive officers and directors of the Company each entered into an Indemnity Agreement with the Partnership, and, for limited purposes, the Company (the “Indemnity Agreement”) as of October 29, 2009.  Our current directors and executive officers are John R. Butler, Jr., David B. Kilpatrick, Gregory J. Moroney, Charles S. Weiss, Randall H. Breitenbach, Halbert S. Washburn, Mark L. Pease, James G. Jackson, Gregory C. Brown and W. Jackson Washburn (each an “Indemnitee” and collectively the “Indemnitees”).  The rights provided in the Indemnity Agreement affirm and supplement those provided under Delaware law and the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, and include the following material provisions (i) indemnification of the Indemnitees to the fullest extent provided by law (with some limitations); (ii) advancement of related defense expenses prior to the final outcome of the claim; and (iii) procedures for claiming indemnification and expense advancement.  The Indemnity Agreement shall continue to the later of:  (a) ten (10) years after the date that the Indemnitee shall have ceased to serve as a director or executive officer of the Company or (b) so long as the Indemnitee shall be subject to any Proceeding (as defined under the Indemnity Agreement).

(ii)  On October 29, 2009, the Compensation and Governance Committee (the “Committee”) of the board of directors of BreitBurn GP, LLC (the “Company”) the general partner of, BreitBurn Energy Partners L.P. (the “Partnership”) approved an amendment to each of the existing Convertible Phantom Unit (“CPU”) Agreements entered into with each named executive officer.  Under these agreements, each CPU entitles its holder to receive (a) a number of our Common Units at the time of vesting equal to the number of “common unit equivalents” (“CUEs”) underlying the CPU at vesting, and (b) current distributions on Common Units during the vesting period based on the number of Common Units underlying the CPU at the time of such distribution.  The number of CUEs underlying each CPU is determined by reference to Common Unit distribution levels during the applicable vesting period, generally calculated based upon the aggregate amount of distributions made per Common Unit for the four quarters preceding vesting.  The amendment to the CPUs revised a portion of the table used to calculate the number of CUEs underlying each CPU.

Originally under the CPU Agreements, the number of CUEs per CPU could be reduced over the five year life of the agreement to a minimum of zero or be multiplied by a maximum of 4.768 times based on the Partnership’s distribution levels.  The Partnership suspended the payment of distributions in April of this year.  Therefore, holders of CPU’s do not receive any distributions under the CPU Agreements as long as distributions are suspended.  However, under the original chart, if the CPU’s were to vest currently – for instance in the case of the death or disability of a holder – zero units would vest to that holder.  The Committee determined that the elimination of multipliers between zero and one best represented the original incentive and retention purpose of the CPU Agreements.  With this modification to the CPU Agreements, the number of CUEs per CPU can no longer be less than one, regardless of Common Unit distribution levels.  No other modification was made to the CPU Agreements.

The descriptions above of the amendment to the CPU Agreement and the Indemnity Agreement are qualified in their entirety by reference to each of those documents which are filed with this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1
Indemnity Agreement between the Partnership, the Company and Halbert S. Washburn, together with a schedule identifying other substantially identical agreements between the Partnership, the Company and each of its executive officers and non-employee directors identified on the schedule.

10.2	First Amendment to the Partnership 2006 Long-Term Incentive Plan Convertible Phantom Unit Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: November 4, 2009	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1*
Indemnity Agreement between the Partnership, the Company and Halbert S. Washburn, together with a schedule identifying other substantially identical agreements between the Partnership, the Company and each of its executive officers and non-employee directors identified on the schedule.

10.2*	First Amendment to the Partnership 2006 Long-Term Incentive Plan Convertible Phantom Unit Agreements.

(*)	Filed herewith.